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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   Wickes Inc.
                                   ----------
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:
Reg. (S) 240.14a-101.

[LOGO] Wickes Inc.

                           706 NORTH DEERPATH DRIVE
                         VERNON HILLS, ILLINOIS 60061

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 April 30, 2002
To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of Wickes Inc. to be held on Tuesday, May 21, 2002, at 10:00 a.m., Local Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois.

   The meeting will be held for the following purposes:

   (1) to elect three members of the Board of Directors for three-year terms and until their successors have been elected and qualified;

   (2) to approve the appointment of Deloitte & Touche LLP as independent auditors for the Company; and

   (3) to transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 5, 2002, will be entitled to vote at the Annual Meeting.

   Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

   The Board of Directors recommends a vote FOR each nominee and the proposal.

   We hope you will plan to attend the meeting.

                                          Sincerely yours,

                                          /s/ J. Steven Wilson
                                          J. Steven Wilson,
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
      General Information............................................   1

      Securities Outstanding and Voting..............................   1

      Principal Security Holders and Security Ownership of Management   2

      Election of Directors..........................................   4

      Board of Directors' Meetings and Compensation..................   6

      Management.....................................................   8

      Report of the Compensation and Benefits Committee..............   8

      Executive Compensation.........................................  10

      Certain Relationships and Related Transactions.................  15

      Section 16(a) Beneficial Ownership Reporting Compliance........  16

      Audit Committee Report.........................................  17

      Comparison of Cumulative Total Return..........................  18

      Independent Public Accountants.................................  18

      Approval of Auditors...........................................  20

      Other Matters..................................................  20

      Stockholder Proposals..........................................  20

      Form 10-K......................................................  20

      Expenses of Solicitation.......................................  20

                                  WICKES INC.

                               -----------------

                                PROXY STATEMENT

                               -----------------

                              GENERAL INFORMATION


   This Proxy Statement is furnished to stockholders of Wickes Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 2002 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Tuesday, May 21, 2002, at 10:00 a.m., Local Time, at the principal executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to stockholders on or about April 30, 2002.

   The Board of Directors of the Company is soliciting Proxies so that each stockholder is given an opportunity to vote. These Proxies enable stockholders to vote on all matters that come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the stockholders' directions or if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposal to approve the appointment of auditors. Each Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

   If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

   Votes cast by proxy or in person at the Meeting, which will be tabulated by inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

   The Proxy Committee is composed of J. Steven Wilson, Chairman of the Board and Chief Executive Officer of the Company, and James A. Hopwood, Senior Vice President and Chief Financial Officer of the Company.

                       SECURITIES OUTSTANDING AND VOTING

   Only holders of shares of the Company's common stock, par value $.01 per share ("Wickes Common Stock"), of record at the close of business on April 5, 2002, will be entitled to vote at the Meeting. On that date, 8,285,026 shares of Wickes Common Stock were outstanding.

   Each share of Wickes Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes represented at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

        PRINCIPAL SECURITY HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

   The following table contains information as of March 31, 2002, concerning beneficial ownership of Wickes Common Stock by persons known by the Company to own beneficially more than five percent of Wickes Common Stock and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation" and (iii) all executive officers and directors of the Company as a group.

   The following table also contains information as of March 31, 2002, concerning beneficial ownership by such persons of common stock, par value $.10 per share ("Riverside Common Stock"), of Riverside Group, Inc. ("Riverside"). Riverside may be deemed the parent of the Company.

                                                  Amount and Nature of       Amount and Nature of
                                                  Beneficial Ownership       Beneficial Ownership
Name and Address                                       of Wickes       % of      of Riverside     % of
of Beneficial Owner                                 Common Stock (1)   Class   Common Stock (1)   Class
-------------------                               -------------------- ----- -------------------- -----
5% Stockholders:                                       2,853,943(2)    34.5              --         --
Riverside Group, Inc.............................
  7800 Belfort Parkway
  Jacksonville, Florida 32256

J. Steven Wilson.................................      2,980,943(2)(3) 36.0       2,725,415(2)(4) 57.2
  7800 Belfort Parkway
  Jacksonville, Florida 32256

Stone Investments, Inc./Imagine Investments, Inc.      1,082,000(5)    13.1         785,173(6)    16.5
  8150 North Central Expressway,
  Suite 1901
  Dallas, Texas 75206

Harry T. Carneal.................................      1,082,000(7)    13.1         785,173(6)    16.5
  8150 North Central Expressway
  Suite 1901
  Dallas, Texas 75206

Robert T. Shaw...................................        990,000(8)    11.9         785,173(6)    16.5
  4211 Norbourne Blvd.
  Louisville, Kentucky 40207

Wellington Management Company, LLP...............        678,000(9)     8.2              --         --
  Wellington Trust Company, NA
  75 State Street
  Boston, Massachusetts 02109

Willow Creek Capital Management..................        579,200(10)    7.0              --         --
  WC Capital Management, LLC
  17 E. Sir Francis Drake Boulevard
  Suite 100
  Larkspur, California 94939

                                                Amount and Nature of         Amount and Nature of
                                                Beneficial Ownership         Beneficial Ownership
Name and Address                                     of Wickes         % of      of Riverside     % of
of Beneficial Owner                               Common Stock (1)     Class   Common Stock (1)   Class
-------------------                             --------------------   ----- -------------------- -----
Dimensional Fund Advisors Inc..................        479,200(12)      5.8              --         --
  1299 Ocean Avenue
  Santa Monica, California 90401
Ironwood Capital Management, LLC...............        974,000(12)     11.8              --         --
  Warren J. Isabelle
  Richard L. Droster
  Donald Collins
  IMC/Isabelle
  Small-Cap Value Fund
  21 Custom House Street
  Suite 240
  Boston, MA 02109
Other Directors and Named Executive Officers:
Albert Ernest, Jr..............................         46,218(13)        *              --          *
William H. Luers...............................         35,326(14)        *              --          *
Robert E. Mulcahy III..........................         12,835(13)        *              --          *
Frederick H. Schultz...........................        325,793(13)(15)  3.9         258,883(16)    5.4
Claudia B. Slacik..............................         45,318(13)        *              --          *
George C. Finkenstaedt.........................         64,865(17)        *              --         --
Jimmie J. Frank................................         41,269(18)        *              --         --
James A. Hopwood...............................         18,531(19)        *              --         --
James J. O'Grady...............................         11,134(20)        *              --         --
All directors and executive officers as a group
  (12 persons).................................      5,039,232(21)     58.6       3,792,393       79.6

--------
   *Less than 1.0%
 (1) Unless otherwise noted, the owner has sole voting and dispositive power.
 (2) Essentially all of the shares of Wickes Common Stock owned by Riverside are directly or indirectly pledged to secure indebtedness of Riverside. Mr. Wilson is the Chairman, President and Chief Executive Officer and controlling shareholder of Riverside and disclaims beneficial ownership of the Wickes Common Stock owned by Riverside in excess of his pecuniary interest in Riverside. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates and 785,173 of those shares are subject to the option described in note (6). A default under any of the secured indebtedness of Riverside or Mr. Wilson could result in a change of control of the Company.
 (3) Includes 127,000 shares subject to employee stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter.
 (4) Includes 2,543,553 shares held by a corporation controlled by Mr. Wilson and 20,000 shares held by a trust of which Mr. Wilson's children are the designated beneficiaries. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates and 785,173 of those shares are subject to the option described in note (6). A default under this indebtedness could result in a change of control of the Company. See note
     (2).
 (5) Imagine Investments, Inc. ("Imagine") is a wholly-owned subsidiary of Stone Investments, Inc., which is a wholly-owned subsidiary of Stone Capital, Inc., which is a wholly-owned subsidiary of Stone Holdings, Inc., which is owned by entities controlled by James M. Fail. The 1,082,000 shares includes 467,000 shares owned by Stone Investments, Inc. and 615,000 shares owned by Imagine.

 (6) Shares presently acquirable by Imagine pursuant to an option from Mr. Wilson and a corporation controlled by Mr. Wilson.
 (7) Includes shares beneficially owned by Stone Investments, Inc. and Imagine, of which Mr. Carneal is a director and executive officer.
 (8) Includes 615,000 shares beneficially owned by Imagine, of which Mr. Shaw is president.
 (9) According to Schedule 13G dated December 31, 2001, Wellington Management Company, LLP ("WMC") and Wellington Trust Company N.A. ("WTC") are investment advisers and these shares are owned of record by clients of WMC and WTC.
(10) According to Schedule 13G dated December 31, 2001, Willow Creek Capital Management is a registered investment adviser and is the manager of WC Capital Management, LLC. The clients of Willow Creek Capital Management and WC Capital Management, LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client's holdings of the shares are more than five percent of the outstanding shares. Aaron H. Braun is the control person of Willow Creek Capital Management.
(11) According to Schedule 13G dated December 31, 2001, all of these shares are owned by advisory clients of Dimensional Fund Advisors, Inc. no one of which to the knowledge of Dimensional Fund Advisors, Inc. owns more than five percent of the class.
(12) According to Schedule 13G dated December 31, 2001, each of these entities or persons has shared voting power as to 627,471 shares and shared dispositive power as to 974,008 shares except IMC/Isabelle Small-Cap Value Fund, which has shared voting and investment power as to 458,471 shares.
(13) Includes 12,335 shares subject to director stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter.
(14) Includes 10,335 shares subject to director stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter.
(15) Includes 5,027 shares owned for the benefit of Mr. Schultz's grandchild.
(16) Includes 42,500 shares held by Mr. Schultz's spouse.
(17) Includes 60,001 shares subject to employee stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter and 4,097 shares allocated to Mr. Finkenstaedt's account in the Company's 401(k) Plan.
(18) Includes 40,001 shares subject to employee stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter and 1,268 shares allocated to Mr. Frank's account in the Company's 401(k) Plan.
(19) Includes 17,801 shares subject to employee stock options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter and 730 shares allocated to Mr. Hopwood's account in the Company's 401(k) Plan.
(20) Includes 11,134 shares subject to options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter.
(21) Includes 315,612 shares subject to options exercisable on March 31, 2002 or which will become exercisable within 60 days thereafter.

                             ELECTION OF DIRECTORS

   In accordance with the Bylaws of the Company, the Company's Board of Directors has provided for a Board of Directors of eight members, divided into three classes. The directors of each class are to be elected at the annual meeting of stockholders held in the year in which the term for such class expires and serve thereafter for three years. The term of office for directors in Class I expires in 2003 and the term of office for directors in the Class II expires in 2004. The term of office for directors in Class III expires at the meeting.

   Unless authority is withheld, the Proxy Committee will vote for the election of the three nominees named below as directors in Class III. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than three persons. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

   The following table gives the names of the nominees for election to the Board of Directors, their ages and the years they first became directors.


                                               Year First
                   Name                  Age Became Director
                   ----                  --- ---------------
                   Harry T. Carneal..... 49       1998
                   Robert E. Mulcahy III 65       1988
                   Frederick H. Schultz. 73       1993

   Mr. Carneal has been president and a director of Stone Capital, Inc. and an executive officer and director of its parent and subsidiary corporations, including Imagine, for more than the past eight years. Stone Capital, Inc. is a privately-held investment company.

   Mr. Mulcahy has been a director of the Company since April 1988. Since April 15, 1998, Mr. Mulcahy has been Director of Athletics of Rutgers University. For more than six years prior to that time, Mr. Mulcahy was President and Chief Executive Officer of New Jersey Sports and Exposition Authority, a racing, sports and entertainment enterprise. He is also a director of First Morris Bank and Trust, Morristown, New Jersey.

   Mr. Schultz has been a director of the Company since September 1993. Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

   The following table presents information with respect to the members of the Board of Directors whose terms do not expire at the Meeting:

                                                         Director
              Name               Age      Positions       Since
              ----               --- ------------------- --------
              J. Steven Wilson.. 58  Director (Class I)    1991
              Robert T. Shaw.... 67  Director (Class I)    1998
              Albert Ernest, Jr. 71  Director (Class II)   1993
              William H. Luers.. 72  Director (Class II)   1995
              Claudia B. Slacik. 45  Director (Class II)   1992

   Mr. Wilson has been Chief Executive Officer and a director of the Company since November 1991 and Chairman of the Board since August 1993. Mr. Wilson was also President of the Company from July 1996 to May 1997 and since July 2001. Mr. Wilson has been Chairman, President and Chief Executive Officer of Riverside, a holding company, since August 1985. Mr. Wilson is also a director of Riverside and First Industrial Realty Trust, Inc.

   Mr. Shaw has been president and a director of Imagine for approximately four years and president and a director of Florida/Dallas Holding Corporation since 1997. For more than the past seven years, Mr. Shaw has served as president, treasurer and a director of Consolidated National Corporation and several of its subsidiaries.

   Mr. Ernest has been a director of the Company since September 1993. Mr. Ernest currently is the president of Albert Ernest Enterprises, an investment firm. From 1971 through 1991, Mr. Ernest was associated with Barnett Bank of Jacksonville, N.A. and Barnett Banks, Inc. ("BBI"), serving as Vice Chairman and a director of BBI from 1982 to 1988 and President and Chief Operating Officer and a director of BBI from 1988 to 1991. He is also a director of FRP Properties, Inc., Florida Rock Industries, Inc., a construction materials company, Regency Realty Corporation and Stein Mart, Inc., a retailer.

   Mr. Luers has been a director of the Company since June 1995. Since February 1, 1999 Mr. Luers has been president and chairman of the United Nations Association of the United States of America, a not-for-profit organization. From 1986 to February 1999, Mr. Luers was president of The Metropolitan Museum of Art. Mr. Luers served in the United States Foreign Service from 1957 to 1986 and was Ambassador to Czechoslovakia from 1983 to 1986 and Ambassador to Venezuela from 1978 to 1982. Mr. Luers is also a director of IDEX Corporation, and several Scudder Kemper international and domestic mutual funds.

   Ms. Slacik has been a director of the Company since June 1992. For more than the past six years, Ms. Slacik has held senior positions with Citigroup Inc., a financial services company, including, most recently, Managing Director.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

   The Board of Directors met five times in 2001; all directors attended more than 75% percent of all meetings of the Board of Directors and the committees on which they served.

   The Company has standing Audit, Compensation and Benefits, and Related Party Committees. The members of the Audit Committee are Messrs. Schultz (chair) and Ernest and Luers. The Audit Committee, which met four times in 2001, reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls.

   The members of the Compensation and Benefits Committee, which met two times in 2001, are Messrs. Carneal (chair), Mulcahy and Ms. Slacik. The Compensation and Benefits Committee establishes and approves all elements of the compensation of the Chief Executive Officer and other senior executive officers, advises the Board with respect to compensation of the Company's directors, approves all executive compensation plans, reviews such other compensation and employee benefit plans, as it deems appropriate, performs administrative or other duties with respect to certain compensation and benefit plans and reviews the Company's management organization and development.

   The members of the Related Party Committee are Ms. Slacik (chair) and Messrs. Ernest, Luers and Mulcahy. The Related Party Committee reviews proposed transactions between the Company and related parties and either approves or disapproves such transactions or makes a recommendation to the full Board of Directors with respect to such transactions.

   During 2001, directors other than Messrs. Wilson, Carneal and Shaw received $35,000 per year for their services as directors. Commencing in 2002, Messrs. Carneal and Shaw will also receive compensation for services as directors. In addition, the chairs of the Audit and Related Party Committees received $4,000, and the other members of these committees received $3,000 each in 2001.

   Eligible outside directors also participate in the 1993 Amended and Restated Director Incentive Plan. For information concerning this plan, see "Executive Compensation--Incentive Plans--Director Incentive Plan."

                                  MANAGEMENT

   Set forth below is information regarding the executive officers of the
Company:

                                                                       Executive
Name                   Age                 Position                  Officer Since
----                   ---                 --------                  -------------
J. Steven Wilson...... 58  Chairman of the Board, President and          1991
                           Chief Executive Officer
George C. Finkenstaedt 50  Senior Vice President Manufacturing and       1990
                           International
Jimmie J. Frank....... 47  Senior Vice President Merchandising and       1997
                           Marketing
James O'Grady......... 46  Senior Vice President Operations              2001
James A. Hopwood...... 40  Senior Vice President and Chief Financial     1998
                           Officer
George B. Watt........ 45  Controller                                    2001

   For information regarding Mr. Wilson, see "Election of Directors."

   Mr. Finkenstaedt has been associated in various capacities with the Company and its predecessor since 1979. Mr. Finkenstaedt was appointed a Vice President in 1990 and, prior to such appointment, held various executive positions with the Company in Operations, Merchandising, Manufacturing and International.

   Mr. Frank joined the Company in January 1997 and was appointed a Vice President in April 1997. From February 1994 to January 1997, Mr. Frank was a Senior Merchandise Manager for Contractor's Warehouse. Prior to that time, Mr. Frank was General Manager of Merchandising for Builder Marts of America.

   Mr. O'Grady joined the Company in 1977 and has held various management positions in operations. Mr. O'Grady was appointed Senior Vice President Operations in July 2001.

   Mr. Hopwood was appointed a Senior Vice President in May 2001. He is the Chief Financial Officer. He was appointed Vice President--Finance in February 1998 and appointed Treasurer in July 1998. Prior to 1994, Mr. Hopwood was associated with Goldman, Sachs & Co., an investment banking firm. Mr. Hopwood was also employed by the Company and its predecessor from 1983 until 1990. He has held management positions with the Company in accounting, auditing, credit extension, financial planning, human resources, information systems, investor relations, mergers and acquisitions, real estate, risk management, strategic planning, tax and treasury activities.

   Mr. Watt joined the Company in 1983 and has held various positions within the accounting area. Mr. Watt was named Controller in May 2001.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

Executive Compensation Philosophy

   The Company's compensation philosophy is to adopt compensation programs sufficient to attract and assist in retaining qualified executives. These programs consist of base salary and short-term and long-term incentives intended to provide competitive compensation for achieving good results and highly competitive compensation for achieving aggressive objectives. These programs are also intended to motivate management to increase stockholder value and to emphasize stock ownership to align the interests of management with those of stockholders.

Base Salary

   The base salary component of an executive's compensation has historically been established, based upon performance, experience and other factors, within a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to the Company (the "Industry Group"). In order to obtain a broader and more representative group for comparison purposes, the Industry Group is more extensive than the companies whose securities are included in the Peer Group Index described in "Comparison of Cumulative Total Return" below. Mr. Wilson's base salary was established in conformity with principles applicable to the Company's other executives.

Short-Term Incentives

   Short-term incentives are provided by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 2001, the incentive bonuses of Mr. Wilson and the other executive officers were solely dependent upon the Company's achieving specific performance objectives for return on capital employed and certain strategic objectives. Based upon the Company's performance relative to these objectives, Messrs. Wilson, Hopwood, Finkenstaedt, Frank and O'Grady were not paid a 2001 incentive bonus.

Long-Term Incentives

   Awards under the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") are designed to provide additional incentives to achieve long-term corporate objectives, to promote the identity of the long-term interests of the Company's executives and stockholders and to assist in the retention of executives.

   During 2001, the Compensation and Benefits Committee awarded options for an aggregate of 70,000 shares of Wickes Common Stock to executive officers and other selected key employees, including options for 10,000 shares to Mr. Finkenstaedt, 10,000 shares to Mr. Frank, 12,500 to Mr. O'Grady and 2,500 shares to Mr. Hopwood. These options have an exercise price of $4.50, the fair market value of the Company's stock on the date of grant. See "Executive Compensation--Options Granted in Last Fiscal Year". The allocation of these stock options was based generally upon level of responsibility and, to a lesser extent, subjective factors.

   Awards to executive officers are designed to provide long-term incentives comparable to those provided to the senior management of the Industry Group. The Compensation and Benefits Committee is committed to making awards that are deductible to the Company for federal income tax purposes and believes that the awards granted under the Incentive Plan will qualify for the performance-based exemption from the $1 million compensation limit under section 162(m) of the Internal Revenue Code.

                                          Harry T. Carneal, Chairman
                                          Robert E. Mulcahy III
                                          Claudia B. Slacik

                            EXECUTIVE COMPENSATION

   The Summary Compensation Table below summarizes the compensation paid in the years indicated to the Company's Chief Executive Officer, to the Company's former President and Chief Operating Officer and to each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 29, 2001, the Company's fiscal year end.

                          Summary Compensation Table

                                                                         Long-Term
                                             Annual Compensation        Compensation
                                      --------------------------------- ------------
                                                                           Awards
                                                                        ------------
                                                                         Securities
                                                           Other Annual  Underlying   All Other
                                           Salary   Bonus  Compensation Options/SARs Compensation
Name and Principal Position           Year  ($)      ($)      ($)(1)        (#)         ($)(2)
---------------------------           ---- ------- ------- ------------ ------------ ------------
J. Steven Wilson..................... 2001 500,000      --    11,100           --        10,600
  Chairman of the Board, President    2000 499,900 342,000    12,600           --        10,600
  and Chief Executive Officer         1999 497,300 528,000    12,300       15,000        10,600
David T. Krawczyk.................... 2001 292,300      --     8,100           --     1,005,200
  former President and                2000 495,100 285,000    42,700       20,000         9,400
  Chief Operating Officer             1999 371,300 330,000    38,400       15,000         8,000
George C. Finkenstaedt............... 2001 249,000      --     5,100       10,000         6,800
 Senior Vice President Manufacturing
   and International                  2000 223,500 128,000     3,900       10,000         6,600
                                      1999 183,500 138,500     3,100        7,500         6,300
Jimmie J. Frank...................... 2001 235,100      --    67,800       10,000         4,200
  Senior Vice President Merchandising
  and Marketing                       2000 224,900 128,000    71,600       10,000         4,300
                                      1999 183,500 115,500    53,900        2,500         4,000
James O'Grady........................ 2001 222,900      --        --       12,500         4,300
  Senior Vice President Operations
James A. Hopwood..................... 2001 166,400      --        --        2,500         4,300
  Senior Vice President and           2000 139,800  55,900        --        2,500         4,500
  Chief Financial Officer             1999 127,800  83,200        --        4,100         3,400

--------
(1) Other Annual Compensation includes for 2001: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portions of long-term disability insurance premiums paid by the Company ($11,100 for Mr. Wilson, $3,000 for Mr. Krawczyk, $5,200 for Mr. Frank, and $5,100 for Mr. Finkenstaedt); the taxable portion of reimbursement for living, travel and personal expenses while away from home on Company business ($2,900 for Mr. Krawczyk and $31,900 for Mr. Frank); and reimbursements for taxes with respect to these taxable living, travel and personal expenses ($2,200 for Mr. Krawczyk and $30,700 for Mr. Frank).

    Other Annual Compensation includes for 2000: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($9,200 for Mr. Wilson, $4,800 for Mr. Krawczyk, $2,400 for Mr. Frank and $3,900 for Mr. Finkenstaedt); the taxable portion of reimbursement for living, travel and personal expenses while away from home on Company business ($2,000 for Mr. Wilson, $21,200 for Mr. Krawczyk and $34,500 for Mr. Frank); and reimbursements for taxes with respect to these taxable living travel and personal expenses ($1,400 for Mr. Wilson, $16,700 for Mr. Krawczyk and $34,700 for Mr. Frank).

    Other Annual Compensation includes for 1999: reimbursement for taxes with respect to certain personal benefits and with respect to the taxable portion of long-term disability insurance premiums paid by the Company ($8,900 for Mr. Wilson, $5,100 for Mr. Krawczyk, $1,900 for Mr. Frank and $3,100 for Mr. Finkenstaedt); the taxable portion of reimbursements for living, travel and personal expenses while away from home on Company business ($2,000 for Mr. Wilson, $18,600 for Mr. Krawczyk and $26,100 for Mr. Frank); and reimbursements for taxes with respect to these taxable living travel and personal expenses ($1,400 for Mr. Wilson, $14,600 for Mr. Krawczyk and $25,900 for Mr. Frank).

(2) All Other Compensation includes for 2001: payment for premiums for long-term disability insurance ($10,600 for Mr. Wilson, $330 for Mr. Krawczyk and $2,500 for Mr. Finkenstaedt); the Company's contribution to the executive's accounts under the Company's 401(k) Plan ($4,300 for Mr. Krawczyk, $4,200 for Mr. Frank, $4,300 for Mr. Finkenstaedt, $4,300 for Mr. Hopwood and $4,300 for Mr. O'Grady), reimbursement of $600 to Mr. Krawczyk for certain moving related expenses; and a $1,000,000 severance payment under the Company's Special Severance and Stay Incentive Bonus Plan to Mr. Krawczyk whose employment with the Company terminated on July 5, 2001.

    All Other Compensation includes for 2000: payment of premiums for long-term disability insurance ($10,600 for Mr. Wilson, $4,000 for Mr. Krawczyk and $2,300 for Mr. Finkenstaedt); the Company's contribution to the executives' accounts under the Company's 401(k) Plan ($4,300 for Mr. Krawczyk, $4,300 for Mr. Frank, $4,300 for Mr. Finkenstaedt and $4,500 for Mr. Hopwood), and reimbursement of $1,100 to Mr. Krawczyk for certain moving expenses.

    All Other Compensation includes for 1999: payment of premiums for long-term disability insurance ($10,600 for Mr. Wilson, $4,000 for Mr. Krawczyk and $2,300 for Mr. Finkenstaedt); the Company's contribution to the executives' accounts under the Company's 401(k) Plan ($4,000 for Mr. Krawczyk, $4,000 for Mr. Frank, $4,000 for Mr. Finkenstaedt and $3,400 for Mr. Hopwood).

                       Option Grants in Last Fiscal Year

   The following table contains information regarding grants of options during fiscal 2001 to each of the named executive officers.

                                                                        Potential
                                                                        Realizable
                                                                     Value at Assumed
                                                                     Annual Rates of
                                                                       Stock Price
                                                                       Appreciation
                                                                     for Option Term
                                                                     ----------------
                        Number of    % of Total
                        Securities  Options/SARs Exercise
                        Underlying   Granted to  or base
                       Options/SARs Employees in  price   Expiration
Name                     Granted    Fiscal Year   ($/Sh)     Date    5% ($)   10% ($)
----                   ------------ ------------ -------- ---------- ------   -------
J. Steven Wilson......        --          --         --         --       --       --
George C. Finkensteadt    10,000       14.2%      $4.50    2/27/11   28,300   71,720
Jimmie J. Frank.......    10,000       14.2%      $4.50    2/27/11   28,300   71,720
James A. Hopwood......     2,500        3.6%      $4.50    2/27/11    6,825   17,930
James O'Grady.........    12,500       17.7%      $4.50    2/27/11   35,375   89,650

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

   The following table contains information regarding the values of certain unexercised options to purchase shares of common stock held by the named executive officers at the end of fiscal 2001. No options were exercised by these persons in fiscal 2001.

                            Number of Securities       Value of Unexercised
                           Underlying Unexercised          In-the-Money
                         Options/SARs at FY-End (#) Options/SARs at FY-End ($)
                         -------------------------- --------------------------
  Name                   Exercisable/Unexercisable  Exercisable/Unexercisable
  ----                   -------------------------- --------------------------
  J. Steven Wilson......       122,000/ 5,000                  0/0
  George C. Finkenstaedt        50,834/19,166                  0/0
  Jimmie J. Frank.......        32,501/17,499                  0/0
  James A. Hopwood......        14,767/ 5,533                  0/0
  James O'Grady.........         5,517/14,283                  0/0

   Compensation And Benefits Committee Interlocks And Insider Participation

   No member of the Compensation and Benefits Committee is a current or former officer or employee of the Company or any of the Company's subsidiaries. None of the Company's executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on the Company's Board of Directors or on its Compensation and Benefits Committee.

                                Incentive Plans

Director Incentive Plan

   Under the 1993 Amended and Restated Director Incentive Plan (the "Director Incentive Plan"), any individual who serves as a member of the Company's Board of Directors can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units. A total number of 75,000 shares are reserved for issuance for such purposes under the Director Incentive Plan. In addition, shares may also be issued to Directors who elect to receive shares in lieu of fees.

   The Director Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors which must consist of not less than two members of the Board of Directors.

   Stock Options. The Director Incentive Plan provides for the automatic grant to each director who is not an employee of the Company (other than Messrs. Carneal and Shaw for years prior to 2003) of an option to acquire 1,000 shares of Wickes Common Stock on January 1, of each year. Accordingly, options for 1,000 shares with an exercise price of $4.406 and $2.800 were issued in January 2001 and January 2002, respectively, to eligible directors. The Director Incentive Plan also provides for discretionary stock option grants on terms prescribed by the Compensation and Benefits Committee, provided that the exercise price of such options may be not less than the fair market value of Wickes Common Stock on the date of grant.

   Election to Receive Shares in Lieu of Fees. Under the Director Incentive Plan, directors may make an annual irrevocable election to receive up to 100% of their annual retainer and committee fees, which are payable quarterly, in the form of stock. Such election must be made in writing prior to July 1 in the year prior to the year for which the election is made, and shares will be issued on January 1, April 1, July 1 and October 1 of each year. Shares so received may not be sold, assigned, transferred, pledged or otherwise encumbered while the director is serving on the Board and until the later of
(i) three months from the last date that the director served as a director of the Company and (ii) six months from the date of purchase of such Shares.

1993 Long-Term Incentive Plan

   The 1993 Long-Term Incentive Plan (the "Incentive Plan") consists of two separate sub-plans, the "Wickes Inc. Non-Director Employee Incentive Sub-Plan" (the "Non-Director Sub-Plan") and the "Wickes Inc. Employee-Director Incentive Sub-Plan" (the "Employee-Director Sub-Plan"), each of which is administered by the Compensation and Benefits Committee, which must continue to consist of not less than two members of the Board of Directors. The members of the Compensation and Benefits Committee are not eligible to receive Awards under the Incentive Plan. The Compensation and Benefits Committee has authority to administer the Incentive Plan and to determine participants, awards and terms and conditions of Awards, including, in its sole discretion, the establishment of annual financial and performance goals of the Company which will be considered in determining awards. A maximum of 50,000 shares of Wickes Common Stock may be the subject of Award grants to any participant in any calendar year.

   Awards under the Non-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity (as defined in the Incentive Plan) whom the Compensation and Benefits Committee identifies as having a direct and significant effect on the performance of the Company or such Related Entity. Members of the Board of Directors of the Company are ineligible to receive Awards under the Non-Director Sub-Plan.

   Awards under the Employee-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity who serves as a member of the Board of Directors of the Company.

   A total of 835,000 shares are reserved for issuance under the Incentive Plan. Approximately 3,800 employees of the Company are currently eligible to participate in the Incentive Plan.

   Stock Options. Under the Incentive Plan, key employees are eligible to receive "incentive stock options" ("incentive options") qualifying under
Section 422 of the Internal Revenue Code or "non-qualified options" which do not qualify under Section 422 of the Code ("non-qualified options") to purchase shares of Wickes Common Stock. Options are exercisable at such time and on such terms as the Compensation and Benefits Committee determines, except that the exercise price of any option granted may not be less than the fair market value (110% of fair market value in the case of incentive stock options granted to holders of more than 10% of Wickes Common Stock) per share of Wickes Common Stock on the date of grant. No incentive options may be granted after ten years from the date of adoption of the plan. Subject to certain additional limitations, no option by its terms is exercisable after the expiration of 10 years (5 years in the case of incentive stock options granted to holders of more than 10% of Wickes Common Stock) from the date of grant, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Compensation and Benefits Committee in its sole discretion may determine. Unless the Compensation and Benefits Committee determines otherwise, stock options are exercisable only if the holder is an officer or employee of the Company at the time of exercise (subject to certain grace periods). Stock options are not transferable, except by will and by the laws of descent and distribution. Options become exercisable as determined by the Compensation and Benefits Committee.

   Subject to certain limitations in the case of incentive options, an optionee under the Incentive Plan must pay the full option price upon exercise of an option (i) in cash, (ii) with the consent of the Compensation and Benefits Committee, by delivering shares of Wickes Common Stock already owned by such optionee (including shares to be received upon exercise of the option) and having a fair market value at least equal to the exercise price or (iii) in any combination of the foregoing. The Compensation and Benefits Committee may require the optionee to satisfy the Company's federal tax withholding obligations with respect to the exercise of options by (a) additional withholding from the optionee's salary, (b) requiring the optionee to pay in cash, (c) reducing the number of shares of Wickes Common Stock to be issued or
(d) other method selected by the Compensation and Benefits Committee.

401(k) Plan

   The Company has in effect a savings and retirement plan (the "401(k) Plan"). All employees who are at least 18 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each non highly compensated eligible employee may elect to make before-tax contributions of from 2% to 15% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Highly compensated eligible employees (as defined by the Code) are limited to from 2% to 8% of his or her before-tax contributions or after-tax contributions from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. The Company currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his or her individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Common Stock. The Company may in its discretion make a profit sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Common Stock. Shares of Wickes Common Stock so contributed by the Company do not become subject to the investment control of the participants until the calendar year following the date of contribution.

Stay Incentive Bonus Plan

   On November 25, 1997, the Compensation and Benefits Committee adopted the Special Severance and Stay Incentive Bonus Plan (the "Stay Plan"). The Stay Plan was amended in February 2001 to extend the covered period through December 31, 2001. The Stay Plan was implemented in order to provide the Company with the ability to retain selected key employees during the Company's consideration and implementation of strategic and operational alternatives.

   Prior to January 1, 2002, the Stay Plan consisted of two types of awards: special severance awards and stay incentive bonuses. Special severance bonuses were payable to participants whose employment was terminated by the Company during the covered period other than for cause or disability (a "Severance Bonus"). Stay incentive bonuses (each, a "Stay Bonus") were payable to participants who remained Company employees through any Group Transfer (as defined).

   In January 2002, the Board of Directors Compensation and Benefits Committee elected not to extend the portions of the Stay Plan providing for a Severance Bonus and elected to extend the portions of the Stay Plan providing for a Stay Bonus to cover the period through December 31, 2002. The Stay Plan has been re-titled as the "Stay Incentive Bonus Plan."

   At March 31, 2002, seven of the Company's current employees have been selected by the Compensation and Benefits Committee to participate in the Stay Plan. The bonus percentage of Mr. Wilson under the Stay Plan is 200% and that of Messrs. Frank, Finkenstaedt, Hopwood and O'Grady is 100% of base compensation (as described in the Stay Plan).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In 2001, the Company paid approximately $827,000 in reimbursements primarily to affiliates of the Company's Chairman of the Board, J. Steven Wilson, for costs related to services provided to the Company during the year by certain employees of the affiliated company and use of a corporate aircraft.

   In March 2000, the Company entered into an agreement with Buildscape, Inc., an entity affiliated with Riverside and Imagine, each of which may be deemed an affiliate of the Company. Pursuant to this agreement, the Company and Buildscape, Inc. are jointly conducting an Internet distribution program. Buildscape(R) is an Internet service designed for builders that allows the Company's customers to buy products and materials from Wickes and other suppliers. It provides real-time online access to the professional builders' specific Wickes price list, bill of materials and trade account. Wickes' sales through the Buildscape site were $23.8 million in 2001 and the Company paid Buildscape $126,000 in 2001 for Buildscape's services.

   In February 1998, as part of the determination made by the Company to discontinue or sell non-core programs, the Company sold its internet and utility marketing operations to Riverside. In exchange for these assets, the Company received a three-year $870,000 unsecured promissory note and Riverside's agreement to pay 10% of future net income of these operations (subject to a maximum of $429,000 plus interest). The terms of the transaction were approved by a committee of disinterested members of the Company's Board of Directors. In March 2000, the Company extended the terms of its note receivable from Riverside. Under the revised terms, all previously accrued interest was paid to the Company by Riverside on March 31, 2000. Interest accruing thereafter was to be paid on a quarterly basis. Repayment of the remaining principal balance was deferred for one year, with quarterly principal payments commencing on April 1, 2001 and ending June 30, 2002. On December 28, 2001 the Company amended the terms of its note receivable with Riverside in an agreement that extended the payment of principal and interest, due in full, on December 28, 2002. As of December 29, 2001 the remaining principal balance of the note was approximately $402,000, with accrued interest of $28,000, of which $25,000 was paid on January 3, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   All reports with respect to the Company to be filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 2001 were filed on a timely basis except that Annual Statements of Changes in Beneficial Ownership on Form 5 were inadvertently filed late on behalf of Ms. Slacik and Messrs. Schultz, Ernest, Mulcahy and Luers.

                            AUDIT COMMITTEE REPORT

   In 2000, the Board of Directors has adopted the Audit Committee Charter which details the responsibilities of the Audit Committee.

   The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee is comprised of directors who are "independent" as that term is defined under the National Association of Securities Dealers, Inc. listing standards.

   The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2001 with management and Deloitte & Touche LLP ("D&T"), the Company's independent auditors. The Audit Committee has also discussed with D&T the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from D&T required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and D&T, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission.

                                          Frederick H. Schultz, Chairman
                                          Albert Ernest, Jr.
                                          William H. Luers

                     COMPARISON OF CUMULATIVE TOTAL RETURN

   The graph below compares the performance of Wickes Common Stock with the Nasdaq Stock Market (U.S) Index (the "Nasdaq Stock Market--U.S.") and with a Peer Group Index (as described below) by showing the cumulative total return, through December 31, 2001, an investor would have received on each from investing $100 in each on January 1, 1997 and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by Nasdaq of companies whose common stock is traded on Nasdaq and whose primary Standard Industrial Classification is Lumber and Other Building Materials: Building Materials Holding Corp., the Company and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

                                    [CHART]

                    PEER GROUP   NASDAQ MARKET
       WICKES INC.  INDEX        INDEX
1996     100.00     100.00       100.00
1997      78.79      92.86       122.32
1998     103.03     102.66       172.52
1999     130.30      96.11       304.29
2000     100.00      81.37       191.25
2001      73.94     110.37       152.46


                        INDEPENDENT PUBLIC ACCOUNTANTS

   General. Deloitte & Touche LLP ("D&T"), independent certified public accountants, has been selected by the Board of Directors and the Audit Committee of the Board of Directors to continue to serve the Company in that capacity for 2002. Representatives of D&T are expected to be present at the Meeting and can make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

   D&T continues to perform audit professional services for and on behalf of the Company. During 2001 services included the audit of the consolidated financial statements of the Company for the year ended December 29, 2001, and quarterly reviews of interim financial information as required by the Securities and Exchange Commission. D&T's unqualified opinion of the consolidated financial statements, along with the consolidated financial statements of the Company, are included in the Company's annual report to stockholders which accompanies this Proxy Statement.

   Audit Fees. The aggregate fees and expenses for professional services by D&T in connection with the audit of the Company's annual financial statements as of December 29, 2001 and for the required review of the Company's interim financial information included in the Company's Securities and Exchange Commission filings for the year 2001 was $229,000. The aggregate fees and expenses for professional services by D&T in connection with the audit of the Company's 401(k) Plan for the year 2001 was $24,000.

   Financial Information Systems Design and Implementation Fees. There were no fees incurred for these services for the year 2001.

   All Other Fees. The aggregate fees and expenses for all other professional services rendered by D&T for all other services rendered to the Company during the year ended December 29, 2001 was $88,000.

   The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by D&T is incompatible with maintaining D&T's independence as the Company's principal accountant.

                             APPROVAL OF AUDITORS

   The Board of Directors recommends approval of the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for the 2002 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

   The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

   Securities and Exchange Commission regulations permit stockholders to submit proposals for consideration at the Company's annual meetings of stockholders. Any such proposals for the Company's annual meeting of stockholders to be held in 2003 must be submitted in writing to the Company no later than December 31, 2002, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting. In addition, if any business should properly come before such Annual Meeting other than that which is stated in such proxy materials, then, if the Company does not receive notice of such matter by March 16, 2003, the persons designated in the Form of Proxy will have discretionary authority to vote or refrain from voting on such matter.

                                   FORM 10-K

   Upon written request, the Company will provide to each stockholder of record on April 5, 2002 a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001. Requests should be directed to James A. Hopwood, Senior Vice President and Chief Financial Officer, Wickes Inc., 706 North Deerpath Drive, Vernon Hills, Illinois 60061.

                           EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by telecopy or otherwise by employees of the Company, without additional compensation. The Company does not expect to pay any other compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

   Stockholders are urged to specify their choices, date, sign and return the enclosed Proxy in the enclosed postage-paid envelope whether or not they plan to attend the Meeting. Stockholders present at the Meeting may revoke their Proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.

PROXY


                                  WICKES INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 21, 2002

The undersigned hereby constitutes and appoints J. Steven Wilson and James A. Hopwood, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), acting unanimously if both are present and voting, or if only one is present and voting, then that one, to vote all of the shares of Wickes Inc. owned by the undersigned on April 5, 2002 at the Annual Meeting of Stockholders of Wickes Inc. to be held at the principal executive offices of the Company located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061 on Tuesday, May 21, 2002 at 10:00 a.m., Local Time (including adjournments), with all powers that the undersigned would possess if personally present.

                          (Continued on Reverse Side)
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

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example

                                       X


The Board recommends a vote FOR each nominee and proposal.
1. Election of Directors:
WITH AUTHORITY
to vote for all nominees
listed (except as marked
to the contrary).
WITHHOLD
AUTHORITY
to vote for
all nominees listed.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
                                   Nominees:
               01 Harry T. Carneal
               02 Robert E. Mulcahy III
               03 Frederick H. Schultz
2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                             FOR   AGAINST ABSTAIN

I plan to attend this meeting

Should any other matter requiring a vote of the Stockholders arise, the above-named Proxy Agents are authorized to vote the shares represented by this Proxy as their judgment indicates is in the best interest of Wickes Inc.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

--------------------------------------------------------------------------------
Signature of Stockholder

--------------------------------------------------------------------------------
Signature of Stockholder

Dated: _______________________, 2002

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
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

To Our Stockholders:

This Proxy is solicited on behalf of the Board of Directors of the Company. Whether or not you are able to attend our 2002 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage paid envelope.

We look forward to receiving your voted proxy at your earliest convenience.